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                                                                     EXHIBIT 5.1




                                November 12, 1999


PepsiAmericas, Inc.
3800 Dain Rauscher Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402

Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 4,554,371 shares of Class B Common Stock to be issued under the PepsiAmericas, Inc. 1999 Stock Option Plan, the PAS/Delta Phantom Plan and the PAS/Dakota Phantom Plan, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the applicable plan and in accordance with the registration statement, such shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                             Very truly yours,

                                             BRIGGS AND MORGAN,
                                             Professional Association


                                             By  /s/ Brian D. Wenger
                                               ---------------------------
                                                 Brian D. Wenger